Exhibit 99.1

Contacts:
Peter M. Weil, CEO
Gary I. Sims, President
(760) 929-6100

ASHWORTH, INC. ANNOUNCES APPOINTMENT OF A NEW DIRECTOR

CARLSBAD, CALIFORNIA, April 19, 2007 – Ashworth, Inc. (NASDAQ: ASHW), a leading designer of on-course golf apparel and golf-inspired lifestyle sportswear, today announced that the Board of Directors of Ashworth, Inc. (the “Board”) appointed a new director to the Company’s Board.

The Company’s Board approved the appointment of Mr. Eric S. Salus to serve as a director effective April 16, 2007. In accordance with Ashworth’s Bylaws, Mr. Salus will stand for election at the Company’s 2007 Annual Meeting of Stockholders.

Mr. Salus, 53, has 30 plus years of experience in retail. He has held a variety of senior executive positions with three divisions of the Federated Department Stores from 1997 to 2005. Most recently he served as the President of Macy’s Home Store from 2004 to 2005 and was responsible for five separate operating divisions across the country. From 2003 to 2004 he served as the President of Bon Macy’s, a company with 52 stores in five states. From 2000 to 2003 Mr. Salus served as the Executive Vice President of Macy’s Home Store and Cosmetics and from 1997 to 2000 he served as the Executive Vice President of Macy’s Home Store. Prior to these positions, Mr. Salus held a variety of merchandising and marketing management positions with Dick’s Sporting Goods and May Department Stores. Mr. Salus received a B.A. degree in Business from the University of Missouri in 1975. Mr. Salus currently serves on the Board of Directors of Oneida Ltd. (a privately held dinnerware, flatware and giftware company) as well as the Board of Directors of The National Housewares Charity Foundation.

To accommodate the election of Mr. Salus, the Board also adopted a resolution to increase the authorized number of directors on the Board.  Effective as of April 16, 2007, the number of directors of the Company was increased from eight to nine.

About Ashworth, Inc.

Ashworth, Inc. (NASDAQ: ASHW) is a leading designer of men’s and women’s golf-inspired lifestyle sportswear distributed domestically and internationally in golf pro shops, resorts, upscale department and specialty stores and to corporate customers. Ashworth’s three market-leading brands include: Ashworth Collection ™, a range of upscale sportswear designed to be worn on and off-course; Ashworth Authentics ™, which showcases popular items from the Ashworth line; and Ashworth Weather Systems®, a technical performance line. Ashworth is also an Official Apparel Licensee of Callaway Golf Company.

Ashworth is also a leading designer, producer and distributor of headwear and apparel under The Game® and Kudzu® brands. The Game is a leading headwear brand to collegiate bookstores and Kudzu products are sold into the NASCAR/racing markets and through outdoors sports distribution channels, including fishing and hunting. Ashworth is also the exclusive on-site event merchandiser for the Kentucky Derby.

For more information, please visit the Company’s Web site at www.ashworthinc.com.

Forward-Looking Statements

This press release contains forward-looking statements related to the Company’s market position, finances, operating results, marketing and business plans and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believes,” “anticipates,” “expects,” “predicts,” “estimates,” “projects,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or unanticipated events unless required by law. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the uncertainties associated with implementing a successful transition in executive leadership, the continued willingness of our lenders to provide waivers of compliance with financial covenants, the evaluation of strategic alternatives that may be presented, timely development and acceptance of new products, as well as strategic alliances, the integration of the Company’s acquisition of Gekko Brands, LLC, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, the potential inadequacy of booked reserves, the successful operation of the distribution facility in Oceanside, CA, the successful implementation of the Company’s ERP system, and other risks described in Ashworth, Inc.’s SEC reports, including the annual report on Form 10-K for the year ended October 31, 2006, quarterly reports on Form 10-Q filed thereafter and amendments to any of the foregoing reports, including the Form 10-K/A for the year ended October 31, 2006.